CONSULTING AGREEMENT

This Consulting Agreement is entered into between Joel R Shine and Auric Enterprises, Inc. (Client), (the "Agreement") with reference to the following facts.

Client has expressed a desire to enter into this Agreement with Joel R Shine for Joel R Shine to provide accounting and administrative services the ("the Services")for the Client (the "Services"). Joel R Shine is in the business of providing such services and desires to enter into an Agreement with Client to provide such "Services". This Agreement is for the purpose of defining the services provided and the rights and responsibilities of both parties.


1. SERVICES PROVIDED BY Joel R Shine.

1. Joel R Shine will provide various accounting and administrative services for the Client, including drawing up for the Company a set of books and maintaining the books for a period of six months.


2. Joel R Shine agrees to provide consulting services on an as needed basis to Client for a period of six months from this Agreement. Joel R Shine and will make itself available to render advice to Client concerning but not limited to accounting, administrative work, and any other subjects as may fall under the services provided within this contract.

2. RESPONSIBILITIES OF CLIENT

1. Client agrees to provide Joel R Shine such financial, business and other material and information about Client, its products, services, contracts, litigation, patents, trademarks and other such business matters which Joel R Shine may request and which Joel R Shine considers to be important and material information for the completion of this contract.

2. Client agrees to provide Joel R Shine and/or Client's attorneys and accountants all material requested in order to prepare the companies books. These materials include but are not limited to: articles of incorporation and all amendments thereto, by laws of the corporation, its minutes and resolutions of all shareholders and board of directors meetings, a copy of the share register showing the names, addresses and social security number of shareholders and the dates of issuance and the numbers of shares owned by each shareholder, the names and addresses of all officers and directors of the corporation, a resume for each officer and director of the corporation and audited financial statements providing balance sheets for the two previous years and Statement of Operations for the three previous years.


3. CASH COMPENSATION

Joel R Shine will receive a total fee of $5,000 for the above services rendered. Fee does not include any preapproved expenses incurred by Joel R Shine. The cash portion of the fees are only to be paid from the proceeds of the offering.

4. CONVERSION TO EQUITY

Joel R Shine may at its option convert up to $5,000 of its fees into Units of Client pursuant to a 504 offering.


5. REPRESENTATIONS BY Joel R Shine
LPE represents warrants and covenants the following:

1. Joel R Shine will disclose to Client all material facts and circumstances which may affect its ability to perform its undertaking herein.

2. Joel R Shine will cooperate in a prompt and professional manner with Client, its attorneys, accountants and agents in the performance of this Agreement.

6. REPRESENTATIONS OF CLIENT

Client represents warrants and covenants the following:

1. Corporation will cooperate fully with Joel R Shine in executing the responsibilities required under this contract so that Joel R Shine may fulfill its responsibilities in a timely manner.

2. Client will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, delay or cause Joel R Shine to perform work not described in this Agreement.

3. Client and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

4. Client's articles of incorporation and bylaws delivered pursuant to this Agreement are true and complete copies of same and have been duly adopted.

5. Client will cooperate in a prompt and professional manner with Joel R Shine, his attorneys, accountants and agents during the performance of the obligations due under this Agreement.

6. Client represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this letter other than those listed on Exhibit A, and Client will indemnify Joel R Shine with respect to any claim for a finders fee in connection with this Agreement. Client represents that no officer, director or stockholder of the company is a member of the NASD, an employee or associated member of the NASD, or an employee or associated person or member of the NASD. Client represents that is separately has disclosed to Joel R Shine all potential conflicts of interest involving officers, directors, principal stockholders and/or employees.

7. CONFIDENTIALITY

Joel R Shine agrees that all information received from Client shall be treated as confidential information and Joel R Shine shall not share such information with any other person or entity, except the SEC, attorneys and accountants, without the express written consent of Client, unless such disclosure clearly will not cause damages to Client.

Client agrees not to divulge each and any named source (lending, institutions, investors, individuals, Brokers, etc.) which have been introduced by Joel R Shine for a period of one year from the execution of this Agreement. Furthermore, Client agrees not to circumvent, either directly or indirectly, the relationship that each Joel R Shine has with said sources.

8. NOTICES

Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party to the other shall be deemed received on the third business day after is has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties to this Agreement such notices shall be delivered or sent as follows:

If notice is delivered          If notice is delivered
to Joel R Shine                        to Client

Joel R Shine                      Auric Enterprises, Inc.
PO Box 5948                       Carolina Bldg. Suite 222
Hilton Head Is, SC 29938          10 Office Park Rd.
Phone 843-683-5635                PO Box 7571
                                  Hilton Head Island, SC 29938
                                  Phone 803-686-5590
                                  Fax # 803-686-5595

9. ENTIRE AGREEMENT

Neither party has made any representations to the other which are not specifically set forth in this Agreement. There are no oral or other agreements between the parties which have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties hereinafter asserted by one party against the other shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements representations, warranties and agreements made or entered into between the parties to this Agreement.

10. NO ASSIGNMENT

Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party. Should a dispute arise, both parties agree to submit to binding arbitration under the guidelines of the American Arbitration Association or some other mutually agreeable Arbitration Association.

12. WAIVER

The waiver of any provision of this Agreement by either party shall not de deemed to be a continuing waiver or a waiver of any other provision of this Agreement by either party.

13. SEVERABILITY

If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.

14. AUTHORITY TO ENTER INTO AGREEMENT

The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the Client and Joel R Shine respectively.

Dated this    of December, 1998      Dated this     of December, 1998

Joel R Shine                         Auric Enterprises, Inc.



By                                    By
Joel R Shine                          Robert Hinchey, President